Exhibit 99.1

September 8, 2021

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS STRONG FISCAL 2021 THIRD QUARTER RESULTS

BOARD APPROVES A NEW $150.0 MILLION SHARE REPURCHASE AUTHORIZATION

•	Third quarter net sales of $593.3 million compared to $582.2 million in the prior year quarter, an increase of 1.9%
•	Third quarter net income of $23.7 million compared to a net loss of $3.6 million in the prior year quarter
•	Third quarter Adjusted EBITDA[1] of $41.6 million compared to $21.4 million in the prior year quarter
•	Third quarter Adjusted Net Income of $24.5 million compared to $6.3 million in the prior year quarter
•	Year-to-date net cash provided by operating activities of $100.6 million compared to $25.0 million in the prior year period
•	End of third quarter $2.7 billion record backlog on strong order intake across all segments
•	Provides update to full year fiscal 2021 guidance
•	Board of directors approves a $150.0 million share repurchase authorization effective immediately

Brookfield, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG), a manufacturer of industry-leading specialty vehicles, today reported results for the three months ended July 31, 2021 (“third quarter 2021”). Consolidated net sales in the third quarter 2021 were $593.3 million, representing an increase of 1.9% compared to $582.2 million for the three months ended July 31, 2020 (“third quarter 2020”). The increase in consolidated net sales was primarily due to an increase in net sales in the Recreation and Commercial segments partially offset by a decrease in net sales in the Fire and Emergency (“F&E”) segment.

The company’s third quarter 2021 net income was $23.7 million, or $0.36 per diluted share. Adjusted Net Income for the third quarter 2021 was $24.5 million, or $0.37 per diluted share, compared to Adjusted Net Income of $6.3 million, or $0.10 per diluted share, in the third quarter 2020. Adjusted EBITDA in the third quarter 2021 was $41.6 million, compared to $21.4 million in the third quarter 2020. The increase in Adjusted EBITDA during the quarter was driven by increased contribution from the F&E and Recreation segments partially offset by a decrease in the Commercial segment.

“We delivered another strong quarter of earnings performance and cash generation while continuing to manage through supply chain and labor challenges that impacted our top line growth. Our end markets remain strong with solid order intake in each of our segments, resulting in REV Group’s seventh consecutive record backlog,” REV Group Inc. President and CEO Rod Rushing said. “Improved cash generation and resulting debt reduction has positioned us with the capacity to pursue our strategic growth agenda as well as the share repurchase authorization approved by our board of directors.”

REV Group Third Quarter Segment Highlights

Fire & Emergency Segment

F&E segment net sales were $269.5 million in the third quarter 2021, a decrease of $37.2 million, or 12.1%, from $306.7 million in the third quarter 2020. The decrease in net sales compared to the prior year quarter was primarily due to decreased shipments of fire apparatus and ambulances units compared to the prior year quarter related to supply chain disruption and labor constraints. F&E segment backlog at the end of the third quarter 2021 was $1,229.5 million, an increase of $189.8 million compared to $1,039.7 million at the end of the third quarter 2020. The increase was primarily the result of continued strong demand and order intake for fire apparatus and ambulance units.

[1]	REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

F&E segment Adjusted EBITDA was $15.8 million in the third quarter 2021, an increase of $2.9 million, or 22.5%, from $12.9 million in the third quarter 2020. Profitability within the segment benefited primarily from cost and efficiency improvements and lower selling, general and administrative (“SG&A”) costs, partially offset by lower sales volume and inefficiencies resulting from supply chain disruptions and labor constraints.

Commercial Segment

Commercial segment net sales were $111.3 million in the third quarter 2021, an increase of $18.9 million, or 20.5%, from $92.4 million in the third quarter 2020. The increase in net sales compared to the prior year quarter was primarily due to increased shipments of municipal transit buses, terminal trucks and street sweepers partially offset by decreased shipments of school buses. Commercial segment backlog at the end of the third quarter 2021 was $312.0 million, an increase of $11.5 million compared to $300.5 million at the end of the third quarter 2020. The increase was primarily the result of increased orders for school busses, terminal trucks and street sweepers, partially offset by a decline in orders for municipal transit buses.

Commercial segment Adjusted EBITDA was $9.7 million in the third quarter 2021, a decrease of $0.6 million, or 5.8%, from $10.3 million in the third quarter 2020. Lower profitability in the quarter was primarily the result of negative mix contribution related to increased sales of terminal trucks and street sweepers and an unfavorable mix of school buses and municipal transit buses, partially offset by productivity improvements within the terminal truck and street sweeper businesses.

Recreation Segment

Recreation segment net sales were $212.5 million in the third quarter 2021, an increase of $29.8 million, or 16.3%, from $182.7 million in the third quarter 2020. The increase in net sales compared to the prior year quarter was primarily due to increased unit shipments and lower discounting and sales allowances partially offset by lower line rates related to supply chain disruption and labor constraints. Backlog at the end of the third quarter 2021 was $1,157.0 million, an increase of $829.2 million compared to $327.8 million at the end of the third quarter 2020. The increase was primarily the result of continued strong demand and order intake across all product categories.

Recreation segment Adjusted EBITDA was $24.1 million in the third quarter 2021, an increase of $12.0 million, or 99.2%, from $12.1 million in the third quarter 2020. Profitability within the segment benefited primarily from increased sales, stronger price realizations related to lower discounting, and benefits from strategic initiatives designed to improve profitability, partially offset by inefficiencies resulting from supply chain disruptions and labor constraints.

Working Capital, Liquidity, and Capital Allocation

Cash and cash equivalents totaled $9.2 million as of July 31, 2021. Net debt2 was $240.8 million, and the company had $276.8 million available under its ABL revolving credit facility as of July 31, 2021, an increase of $53.1 million as compared to the April 30, 2021 availability of $223.1 million. Trade working capital3 for the company as of July 31, 2021 was $405.5 million, compared to $449.9 million as of July 31, 2020. The decrease was primarily due to decreased accounts receivable and decreased inventory partially offset by decreased payables. Capital expenditures in the third quarter 2021 were $5.3 million compared to $2.0 million in the third quarter 2020.

Share Repurchase Program

On September 2, 2021, the company’s board of directors approved the authorization of a new share repurchase program that allows the repurchase of up to $150.0 million of the company’s outstanding common stock, effective immediately. The share repurchase authorization expires in 24 months and gives management the flexibility to determine conditions under which shares may be purchased.

[2]	Net Debt is defined as total debt less cash and cash equivalents.
[3]	Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

Updated Fiscal Year 2021 Outlook

The company also provided its updated outlook for its fiscal year ending October 31st, 2021, which includes the following performance expectations:

	Full Fiscal Year 2021
	Updated Guidance		Prior Guidance
($ in millions)	Low	High	Low	High
Net Sales	$2,300	$2,450	$2,450	$2,600
Net Income	$54	$64	$52	$68
Adjusted EBITDA	$140	$150	$145	$160
Adjusted Net Income	$74	$83	$73	$88
Free Cash Flow[4]	$90	$100	$65	$88

[4]	Free Cash Flow is defined as net cash from operating activities minus capital expenditures.

Quarterly Dividend

The company’s board of directors declared a quarterly cash dividend in the amount of $0.05 per share of common stock, which equates to a rate of $0.20 per share of common stock on an annualized basis, payable on October 15, 2021, to shareholders of record on September 30, 2021.

Conference Call

A conference call to discuss the company’s fiscal year 2021 third quarter financial results is scheduled for September 8, 2021, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG. Investors-REVG

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization and loss on early extinguishment of debt, as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation. Free Cash Flow is calculated as net cash from operating activities minus capital expenditures.

The company believes that the use of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s updated outlook for the full fiscal year 2021.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

		(Audited)
	July 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$9.2	$11.4
Accounts receivable, net	198.7	229.3
Inventories, net	519.7	537.2
Other current assets	39.1	34.1
Assets held for sale	7.6	—
Total current assets	774.3	812.0
Property, plant and equipment, net	154.1	168.4
Goodwill	157.3	157.3
Intangible assets, net	128.7	136.1
Right of use assets	16.9	23.2
Other long-term assets	21.6	15.3
Total assets	$1,252.9	$1,312.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1.7
Accounts payable	129.6	169.5
Customer advances	183.3	170.1
Accrued warranty	22.2	24.1
Short-term lease obligations	6.9	8.4
Liabilities held for sale	6.1	—
Other current liabilities	85.9	73.5
Total current liabilities	434.0	447.3
Long-term debt, less current maturities	250.0	340.5
Deferred income taxes	3.2	2.9
Long-term lease obligations	10.8	16.9
Other long-term liabilities	33.4	32.4
Total liabilities	731.4	840.0
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 64,741,896 and 63,403,326 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	504.1	496.1
Retained earnings (deficit)	19.9	(21.1)
Accumulated other comprehensive loss	(2.6)	(2.8)
Total shareholders' equity	521.5	472.3
Total liabilities and shareholders' equity	$1,252.9	$1,312.3

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2021	2020	2021	2020
Net sales	$593.3	$582.2	$1,790.9	$1,661.3
Cost of sales	516.7	515.7	1,565.2	1,495.0
Gross profit	76.6	66.5	225.7	166.3
Operating expenses:
Selling, general and administrative	45.2	53.5	141.0	157.6
Research and development costs	0.6	1.7	3.3	4.4
Amortization of intangible assets	2.3	3.0	7.4	10.4
Restructuring	—	2.5	1.0	6.0
Impairment charges	—	3.7	—	3.7
Total operating expenses	48.1	64.4	152.7	182.1
Operating income (loss)	28.5	2.1	73.0	(15.8)
Interest expense, net	3.4	5.7	14.4	20.3
Loss on early extinguishment of debt	—	—	1.4	—
(Gain) loss on business held for sale	(1.0)	—	2.8	—
Loss on sale of business	—	0.5	—	9.3
Loss (gain) on acquisition of business, net of tax	—	—	0.4	(11.9)
Income (loss) before provision (benefit) for income taxes	26.1	(4.1)	54.0	(33.5)
Provision (benefit) for income taxes	2.4	(0.5)	9.6	(13.2)
Net income (loss)	$23.7	$(3.6)	$44.4	$(20.3)

Net income (loss) per common share:
Basic	$0.37	$(0.06)	$0.70	$(0.32)
Diluted	$0.36	$(0.06)	$0.68	$(0.32)
Dividends declared per common share	$0.05	$—	$0.05	$0.10

Adjusted net income (loss) per common share:
Basic	$0.38	$0.10	$0.92	$(0.04)
Diluted	$0.37	$0.10	$0.90	$(0.04)

Weighted Average Shares Outstanding:
Basic	64,125,216	63,134,486	63,863,441	63,011,955
Diluted	65,918,089	63,134,486	65,320,072	63,011,955

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended July 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$44.4	$(20.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24.2	30.9
Amortization of debt issuance costs	1.6	1.8
Stock-based compensation expense	5.4	7.2
Deferred income taxes	0.4	8.3
Loss on early extinguishment of debt	1.4	—
Gain on sale of assets	(1.8)	(0.8)
Impairment charges	—	3.7
Loss on business held for sale	2.8	—
Loss on sale of business	—	9.3
Loss (gain) on acquisition of business	0.4	(11.9)
Changes in operating assets and liabilities, net	21.8	(3.2)
Net cash provided by operating activities	100.6	25.0
Cash flows from investing activities:
Purchase of property, plant and equipment	(13.9)	(9.7)
Purchase of rental and used vehicles	—	(3.3)
Proceeds from sale of assets	12.5	6.7
Proceeds from sale of business	—	50.9
Acquisition of business	—	(54.8)
Other investing activities	2.0	—
Net cash provided by (used in) investing activities	0.6	(10.2)
Cash flows from financing activities:
Net proceeds from borrowings on revolving credit facility	210.0	13.0
Repayment of long-term debt	(303.4)	(2.9)
Payment of dividends	(3.3)	(9.5)
Payment of debt issuance costs	(7.0)	—
Other financing activities	0.3	(1.4)
Net cash used in financing activities	(103.4)	(0.8)
Net (decrease) increase in cash and cash equivalents	(2.2)	14.0
Cash and cash equivalents, beginning of period	11.4	3.3
Cash and cash equivalents, end of period	$9.2	$17.3

Supplemental disclosures of cash flow information:
Cash paid (received) for:
Interest	$12.3	$18.1
Income taxes, net of refunds	$(0.1)	$0.4

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2021	2020	2021	2020
Net Sales:
Fire & Emergency	$269.5	$306.7	$857.7	$802.4
Commercial	111.3	92.4	292.8	393.8
Recreation	212.5	182.7	640.5	463.6
Corporate & Other	—	0.4	(0.1)	1.5
Total	$593.3	$582.2	$1,790.9	$1,661.3

Adjusted EBITDA:
Fire & Emergency	$15.8	$12.9	$47.6	$25.1
Commercial	9.7	10.3	25.1	28.1
Recreation	24.1	12.1	64.3	17.9
Corporate & Other	(8.0)	(13.9)	(26.6)	(31.5)
Total	$41.6	$21.4	$110.4	$39.6

Adjusted EBITDA Margin:
Fire & Emergency	5.9%	4.2%	5.5%	3.1%
Commercial	8.7%	11.1%	8.6%	7.1%
Recreation	11.3%	6.6%	10.0%	3.9%
Total	7.0%	3.7%	6.2%	2.4%

Period-End Backlog:	July 31, 2021	April 30, 2021	January 31, 2021	October 31, 2020
Fire & Emergency	$1,229.5	$1,099.0	$1,017.9	$965.8
Commercial	312.0	303.1	234.0	273.8
Recreation	1,157.0	940.5	754.3	538.9
Total	$2,698.5	$2,342.6	$2,006.2	$1,778.5

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended July 31, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$10.6	$8.9	$20.6	$(16.4)	$23.7
Depreciation and amortization	2.9	0.7	3.5	0.5	7.6
Interest expense, net	1.4	0.1	—	1.9	3.4
Provision for income taxes	—	—	—	2.4	2.4
EBITDA	14.9	9.7	24.1	(11.6)	37.1
Transaction expenses	—	—	—	0.5	0.5
Stock-based compensation expense	—	—	—	1.9	1.9
Legal matters	1.7	—	—	1.1	2.8
Net (gain) loss on sale of assets and business held for sale	(1.1)	—	—	0.1	(1.0)
Losses attributable to assets held for sale	0.3	—	—	—	0.3
Adjusted EBITDA	$15.8	$9.7	$24.1	$(8.0)	$41.6

	Three Months Ended July 31, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$7.2	$7.8	$8.3	$(26.9)	$(3.6)
Depreciation and amortization	3.1	1.1	3.4	1.6	9.2
Interest expense, net	1.0	0.2	0.2	4.3	5.7
Benefit for income taxes	—	—	—	(0.5)	(0.5)
EBITDA	11.3	9.1	11.9	(21.5)	10.8
Transaction expenses	0.1	—	—	0.5	0.6
Sponsor expense reimbursement	—	—	—	0.1	0.1
Restructuring costs	1.5	—	0.2	0.8	2.5
Restructuring related charges	—	—	—	0.7	0.7
Stock-based compensation expense	—	—	—	1.8	1.8
Legal matters	—	—	—	0.1	0.1
Loss (gain) on sale of business	—	0.6	—	(0.1)	0.5
Impairment charges	—	—	—	3.7	3.7
Losses attributable to assets held for sale	—	0.6	—	—	0.6
Adjusted EBITDA	$12.9	$10.3	$12.1	$(13.9)	$21.4

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Nine Months Ended July 31, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$29.6	$22.3	$53.5	$(61.0)	$44.4
Depreciation & amortization	9.0	2.2	10.7	2.3	24.2
Interest expense, net	4.3	0.6	0.1	9.4	14.4
Loss on early extinguishment of debt	—	—	—	1.4	1.4
Provision for income taxes	—	—	—	9.6	9.6
EBITDA	42.9	25.1	64.3	(38.3)	94.0
Transaction expenses	—	—	—	3.2	3.2
Sponsor expense reimbursement	—	—	—	0.2	0.2
Restructuring costs	0.1	—	—	0.9	1.0
Restructuring related charges	0.3	—	—	—	0.3
Stock-based compensation expense	—	—	—	5.5	5.5
Legal matters	1.7	—	—	1.4	3.1
Net loss on sale of assets and business held for sale	1.6	—	—	0.1	1.7
Loss on acquisition of business	—	—	—	0.4	0.4
Losses attributable to assets held for sale	1.0	—	—	—	1.0
Adjusted EBITDA	$47.6	$25.1	$64.3	$(26.6)	$110.4

	Nine Months Ended July 31, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$7.1	$17.6	$6.9	$(51.9)	$(20.3)
Depreciation & amortization	10.2	4.7	10.2	5.8	30.9
Interest expense, net	3.5	0.9	0.4	15.5	20.3
Benefit for income taxes	—	—	—	(13.2)	(13.2)
EBITDA	20.8	23.2	17.5	(43.8)	17.7
Transaction expenses	0.2	—	—	2.4	2.6
Sponsor expense reimbursement	—	—	—	0.2	0.2
Restructuring costs	4.1	—	0.4	1.5	6.0
Restructuring related charges	—	—	—	3.9	3.9
Stock-based compensation expense	—	—	—	7.2	7.2
Legal matters	—	—	—	1.6	1.6
Loss on sale of business	—	5.5	—	3.8	9.3
Gain on acquisition of business	—	—	—	(11.9)	(11.9)
Impairment charges	—	—	—	3.7	3.7
Earnings attributable to assets held for sale	—	(0.6)	—	(0.2)	(0.8)
Deferred purchase price payment	—	—	—	0.1	0.1
Adjusted EBITDA	$25.1	$28.1	$17.9	$(31.5)	$39.6

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME (LOSS)

(In millions; unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2021	2020	2021	2020
Net income (loss)	$23.7	$(3.6)	$44.4	$(20.3)
Amortization of intangible assets	2.3	3.0	7.4	10.4
Transaction expenses	0.5	0.6	3.2	2.6
Sponsor expense reimbursement	—	0.1	0.2	0.2
Restructuring costs	—	2.5	1.0	6.0
Restructuring related charges	—	0.7	0.3	3.9
Stock-based compensation expense	1.9	1.8	5.5	7.2
Legal matters	2.8	0.1	3.1	1.6
Net (gain) loss on sale of assets and business held for sale	(1.0)	—	1.7	—
Loss on sale of business	—	0.5	—	9.3
Loss (gain) on acquisition of business	—	—	0.4	(11.9)
Impairment charges	—	3.7	—	3.7
Losses (earnings) attributable to assets held for sale	0.3	0.6	1.0	(0.8)
Deferred purchase price payment	—	—	—	0.1
Loss on early extinguishment of debt	—	—	1.4	—
Impact of tax rate change	(4.2)	—	(4.2)	(3.5)
Income tax effect of adjustments	(1.8)	(3.7)	(6.4)	(11.0)
Adjusted Net Income (Loss)	$24.5	$6.3	$59.0	$(2.5)

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2021
	Low	High
Net income (1)	$54.4	$63.6
Depreciation and amortization	33.0	32.0
Interest expense, net	19.0	18.0
Loss on early extinguishment of debt	1.4	1.4
Provision for income taxes	12.7	16.4
EBITDA	120.5	131.4
Transaction expenses	3.2	3.2
Sponsor expense reimbursement	0.8	0.4
Restructuring costs	1.0	1.0
Restructuring related charges	0.3	0.3
Stock-based compensation expense	8.0	7.5
Legal matters	3.1	3.1
Net loss on sale of assets and business held for sale	1.7	1.7
Loss on acquisition of business	0.4	0.4
Losses attributable to assets held for sale	1.0	1.0
Adjusted EBITDA	$140.0	$150.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2021
	Low	High
Net income (1)	$54.4	$63.6
Amortization of intangible assets	10.0	10.0
Transaction expenses	3.2	3.2
Sponsor expense reimbursement	0.8	0.4
Restructuring costs	1.0	1.0
Restructuring related charges	0.3	0.3
Stock-based compensation expense	8.0	7.5
Legal matters	3.1	3.1
Net loss on sale of assets and business held for sale	1.7	1.7
Loss on acquisition of business	0.4	0.4
Losses attributable to assets held for sale	1.0	1.0
Loss on early extinguishment of debt	1.4	1.4
Impact of tax rate change	(4.2)	(4.2)
Income tax effect of adjustments	(6.7)	(6.7)
Adjusted Net Income	$74.4	$82.7

(1)	Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above.